Exhibit 10.25
INDEMNIFICATION AGREEMENT
This Indemnification Agreement is dated as of           , 2012 (this “Agreement”) and is by and among Carlyle Group Management L.L.C.., a Delaware limited liability company (the “Company”), The Carlyle Group L.P., a Delaware limited partnership (the “Partnership”), Carlyle Holdings I L.P. a Delaware limited partnership (“Holdings I”), Carlyle Holdings II L.P., a Québec sociéte en commandite (“Holdings II”) and Carlyle Holdings III L.P., a Québec sociéte en commandite (“Holdings III” and together with Holdings I and Holdings II, the “Carlyle Holdings partnerships”, the Carlyle Holdings partnerships together with the Company, the Partnership, the “Indemnitors”), and the Indemnitee named on the signature page hereto (“Indemnitee”).
Background
It is contemplated that the Partnership will conduct an initial public offering of common units representing limited partner interests in the Partnership and that the Company will act as the general partner of the Partnership.
The Company believes that, in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Indemnitors and their subsidiaries and affiliates.
The Company desires and has requested Indemnitee to serve as a director and/or in another capacity, including as a director, officer, employee or agent of any of the other Indemnitors or their affiliates, and, in order to induce the Indemnitee to so serve, the Indemnitors are willing to grant the Indemnitee the indemnification provided for herein. Indemnitee is willing to so serve on the basis that such indemnification be provided.
The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.
In consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1. Indemnification.
To the fullest extent permitted by applicable law, including Section 18-108 of the Delaware Limited Liability Company Act (as it may be amended, the “DLLCA”), Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (as it may be amended, the “DRULPA”) Section 17-108, and Civil Code and An Act respecting the legal publicity of enterprises (Québec), R.S.QW.C. P-44.1, as they may be amended from time to time, and the laws of Québec applicable to partnerships (collectively, “Québec Partnership Law”):
(a) The Indemnitors shall, jointly and severally, indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought by or in the right of the Company, the Partnership , the Carlyle Holdings partnerships or otherwise), whether civil, criminal, administrative, regulatory, legislative or investigative and whether formal or informal, including any appeal therefrom, (i) by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of any of the Indemnitors or their affiliates, or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity, or (ii) by reason of the fact that Indemnitee is or was serving or has agreed to serve at the request of any Indemnitor or any of their affiliates as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each such entity, a “Primary Obligor”) or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity. The indemnification of an Indemnitee of the type identified in clause (i) of this Section 1(a) shall, to the extent not in conflict with such policy, be secondary to any and all payment to which such person is entitled from any relevant insurance policy issued to or for the benefit of any Indemnitor or Indemnitee. The indemnification of an Indemnitee of the type identified in clause (ii) of this Section 1(a) shall be secondary to any and all indemnification to which such person is entitled from (x) the relevant Primary Obligor (including any payment made to such person under any insurance policy issued to or for the benefit of such Primary Obligor or the Indemnitee), and (y) the relevant Fund (if applicable) (including any payment made to such person under any insurance policy issued to or for the benefit of such Fund or the Indemnitee) (clauses (x) and (y) together, the “Primary Indemnification”), and will only be paid to the extent the Primary Indemnification is not paid and/or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Primary Obligor or Fund shall be entitled to contribution or indemnification from or subrogation against the Indemnitors. If, notwithstanding the foregoing, the Indemnitors make an indemnification payment or advance expenses to such an Indemnitee, the Indemnitors shall be subrogated to the rights of such Indemnitee against the relevant Primary Obligor or Fund (if applicable) or under any insurance policy issued to or for the benefit of such Indemnitor, Primary Obligor, Fund or the Indemnitee. “Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Indemnitors (if any) or their affiliates.
(b) The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines, penalties, interest and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any such action, suit or proceeding, including any appeals.
Section 2. Advance Payment of Expenses. To the fullest extent permitted by applicable law, including Section 18-108 of the DLLCA, Section 17-108 of the DRULPA and Québec Partnership Law, expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(e), shall be paid by the Indemnitors in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Indemnitors of a statement or statements from Indemnitee requesting such advance or advances from time to time (which shall include invoices received by the Indemnitee in connection with such expenses, but in the case of invoices for legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law or court rules may be omitted), whether prior to or after final disposition of any action, suit or proceeding. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Indemnitors in respect thereof, it being understood that Indemnitee may make any such payment in cash, through the delivery of equity interests in any of the Indemnitors or their affiliates (valued at fair value at the time of such delivery), or any combination thereof. Such undertaking shall be unsecured and accepted without reference to the financial ability of the Indemnitee to make repayment and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.
Section 3. Procedure for Indemnification; Notification and Defense of Claim.
(a)(i) Indemnitee shall notify the Indemnitors in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement hereunder as soon as reasonably practicable following receipt by Indemnitee of written notice thereof or Indemnitee’s otherwise becoming aware thereof. The written notification to Indemnitors shall include a description of the nature of the action, suit or proceeding and the facts underlying such action, suit or proceeding, in each case to the extent known by the Indemnitee. The failure to promptly notify the Indemnitors of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Indemnitors from any liability that they may have to Indemnitee hereunder, except to the extent the Indemnitors are materially prejudiced in their defense of such action, suit or proceeding as a result of such failure.
(ii) To obtain indemnification under this Agreement, Indemnitee shall submit to the Indemnitors a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Indemnitors to determine whether and to what extent Indemnitee is entitled to indemnification hereunder.
(b) With respect to any action, suit or proceeding of which the Indemnitors are so notified as provided in this Agreement, the Indemnitors shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of their election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Indemnitors, the Indemnitors will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Indemnitors. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Indemnitors setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Indemnitors and Indemnitee with respect to a significant issue, then the Indemnitors will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Indemnitors will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company, the Partnership or the Carlyle Holdings partnerships.
(c) To the fullest extent permitted by applicable law, including Section 18-108 of the DLLCA, Section 17-108 of the DRULPA and Québec Partnership Law, the Indemnitors’ assumption of the defense of an action, suit or proceeding in accordance with paragraph 3(b) will constitute an irrevocable acknowledgement by the Indemnitors that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Indemnitors under Section 1 of this Agreement.
(d) The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Indemnitors’ receipt of a request for indemnification in accordance with Section 3(a)(ii). If the Indemnitors determine that Indemnitee is entitled to such indemnification or, as contemplated by paragraph 3(c) the Indemnitors have acknowledged such entitlement, the Indemnitors will make payment to Indemnitee of the indemnifiable amount within such 30 day period. If the Indemnitors are not deemed to have so acknowledged such entitlement or the Indemnitors’ determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(e) In the event that (i) the Indemnitors determine in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Indemnitors deny a request for indemnification, in whole or in part, or fail to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period, (iv) advancement of expenses is not timely made in accordance with Section 2, or (v) the Indemnitors or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. Indemnitee’s expenses (including attorneys’

fees) incurred in connection with determining Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Indemnitors to the fullest extent permitted by applicable law (whether such efforts are successful or unsuccessful).
(f) Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be. The Indemnitors shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Indemnitors overcome such presumption by clear and convincing evidence. No determination by the Indemnitors (including by directors or any independent counsel) that the Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any claim by the Indemnitee for indemnification or reimbursement or advance payment of expenses by the Indemnitors hereunder or create a presumption that the Indemnitee has not met any applicable standard of conduct. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Indemnitors, and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitors for some portion of expenses, judgments, fines, penalties, interest and amounts paid in settlement, but not the total amount thereof, the Indemnitors shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
Section 4. Insurance and Subrogation.
(a) The Indemnitors may purchase or otherwise obtain coverage under a policy or policies of insurance, providing Indemnitee with coverage, subject to the terms and conditions of such policy or policies, for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of any of the Indemnitors or their affiliates, or is or was serving or has agreed to serve at the request of an Indemnitor or its affiliates as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Indemnitors would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Indemnitors have such insurance in effect at the time the Indemnitors receive from Indemnitee any notice of any matter with respect to which Indemnitee intends to seek indemnification or advancement hereunder, the Indemnitors shall give prompt notice thereof to the insurers in accordance with the procedures set forth in the policy or policies. The Indemnitors shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy or policies.
(b) In the event of any payment by the Indemnitors under this Agreement the Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitors to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Indemnitors shall, jointly and severally, pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
(c) The Indemnitors shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:
(a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation (formal or informal), preparation, prosecution, defense, settlement, arbitration, mediation and appeal of, and the giving of testimony in, any threatened, pending or completed investigation, audit, claim, action, suit, arbitration, alternative dispute resolution mechanism, hearing or other proceeding, whether civil, criminal, administrative, regulatory, legislative or investigative.
(b) The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act. Without limiting the foregoing in any way, a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Partnership.
(c) The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees, retainers, court costs, fees of experts and other professionals, witness fees, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery service fees, facsimile transmission charges, secretarial services, any federal, state, local or foreign taxes imposed on Indemnitee as a result of actual or deemed receipt of any payments under this Agreement, appeal bonds, all other disbursements and other out-of-pocket costs of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or a witness, or otherwise participating in any action, suit or proceeding and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Indemnitors or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.
(d) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Indemnitors), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.
Section 6. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Indemnitors shall not be obligated pursuant to this Agreement:
(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to any action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to any compulsory counterclaim brought by Indemnitee or an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 6(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.
(b) Section 16(b) Matters. To indemnify Indemnitee on account of any action, suit or proceeding in which Indemnitee agrees to or is liable for disgorgement of profits made from the purchase or sale by Indemnitee of securities pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(c) Bad Faith, Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitrator or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to have been in bad faith or knowingly fraudulent or to constitute willful misconduct.
Section 7. Certain Settlement Provisions. The Indemnitors shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Indemnitors’ prior written consent. The Indemnitors shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent. Neither the Indemnitors nor Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement.
Section 8. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Indemnitors shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought by or in the right of the Company, the Partnership or otherwise), whether civil, criminal, administrative, regulatory, legislative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of any of the Indemnitors or their agents, or is or was serving or has agreed to serve at the request of any of the Indemnitors or their affiliates as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), liabilities, judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Indemnitors shall, to the fullest extent permitted by applicable law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), liabilities, judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 6 or 7 hereof.
Section 10. Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received. Notice to the Indemnitors shall be directed to: c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004, Attention: General Counsel, facsimile: (202) 729-5325. Notice to the Indemnitee shall be directed to the Indemnitee as set forth on the signature page hereto.
Section 11. Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of, a substitute for or in abrogation of any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, or comparable organizational documents of the Indemnitors, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. No amendment or alteration of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, or comparable organizational documents of the Indemnitors or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.
Section 12. Enforcement. The Indemnitors shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. Each of the Indemnitors agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Indemnitors to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Indemnitors of their respective obligations under this Agreement.
Section 13. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director and/or officer of the Company or in the employ of the Indemnitors. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director, officer, employee or agent of the Company.
Section 14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by applicable law.
Section 15. Entire Agreement. Subject to Section 11, this Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.
Section 16. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Indemnitors without Indemnitee’s prior written consent.
Section 17. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Each of the Indemnitors shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of such Indemnitor, by written agreement in form and substance reasonably satisfactory to Indemnitee, to expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the such Indemnitor would be required to perform if no such succession had taken place.
Section 18. Service of Process and Venue. Each of the parties hereto hereby irrevocably and unconditionally (i) agrees that any action or proceeding arising out of or in connection with this Agreement may be brought in the Court of Chancery of the State of Delaware (the “Delaware Court”), (ii) consents to submit to the non-exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoints, to the extent such Indemnitor is not otherwise subject to service of process in the State of Delaware, irrevocably The Corporation Trust Company, 1209

Orange Street, Wilmington, New Castle County, Delaware 19801 as its agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such Indemnitor with the same legal force and validity as if served upon such Indemnitor personally within the State of Delaware, (iv) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
Section 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Indemnitors of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.
Section 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.
Section 21. Headings and Section References. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references are to this Agreement unless otherwise specified.

This Indemnification Agreement has been duly executed and delivered to be effective as of the date stated above.

CARLYLE GROUP MANAGEMENT L.L.C.

By

Name:
Title:

THE CARLYLE GROUP L.P.

By: Carlyle Group Management L.L.C., its general partner

By:

Name:
Title:

CARLYLE HOLDINGS I L.P.

By: Carlyle Holdings I GP Sub L.L.C., its general partner

By: Carlyle Holdings I GP Inc., its sole member

By:

Name:
Title:

CARLYLE HOLDINGS II L.P.

By: Carlyle Holdings II GP L.L.C., its general partner

By: The Carlyle Group L.P., its sole member

By: Carlyle Group Management L.L.C., its general partner

By:

Name:
Title:

CARLYLE HOLDINGS III L.P.

By: Carlyle Holdings III GP Sub L.L.C., its general partner

By: Carlyle Holdings III GP L.P., its sole member

By: Carlyle Holdings III GP Management L.L.C., its general partner

By: The Carlyle Group L.P., its sole member

By: Carlyle Group Management L.L.C., its general partner

By:

Name:
Title:

INDEMNITEE:

Name:

Email:
Facsimile:
Confirmation No.:

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